                                                               EXHIBIT 10(00)(2)


                                   AGREEMENT

     AGREEMENT (this "Agreement"), dated as of April 27, 1999, by and between Keith M. Price, a resident of the State of Idaho ("Price") and his wife Georganne Price ("Spouse") on the one hand, and ICF Kaiser International, Inc., a Delaware corporation (the "Company") on the other hand. As used in this Agreement, unless the context indicates otherwise, the term "ICF" shall be deemed to refer to ICF Kaiser International, Inc. and each and every one of its affiliated entities.

                                  WITNESSETH

     WHEREAS, Price presently serves as a member of the Board of Directors and President and Chief Executive Officer of ICF Kaiser International, Inc. and as a director and officer of certain subsidiaries and affiliates of ICF Kaiser International, Inc.; and

     WHEREAS, Price and ICF Kaiser International, Inc. are parties to an Employment Agreement dated August 5, 1998, including any attachments thereto and any other agreements referred to therein or entered into pursuant thereto (collectively, the "Executive Agreement"); and

     WHEREAS, Price and ICF wish consensually to terminate the Executive Agreement and sever the employment relationship between Price and ICF.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises hereinafter provided and of the actions taken pursuant thereto, the parties agree as follows:

     1.   Effective Date. This Agreement shall be executed and become effective
          --------------
April 30, 1999 (the "Effective Date").

     2.   Termination of Executive Agreement. As of the Effective Date, the
          ----------------------------------
Executive Agreement shall be deemed terminated and shall have no further force or effect. Price and ICF agree that there are no existing defaults by either party under the Executive Agreement and that, as of the Effective Date, each party had fully performed all of its obligations to the other party under the Executive Agreement.

     3.   Resignation and Termination of Existing Employment Relationship. As of
          ---------------------------------------------------------------
the Effective Date, Price shall be deemed to have resigned from all corporate offices of ICF, and from all offices and directorships of ICF's subsidiaries, joint ventures, and affiliated companies, organizations and entities, provided
                                                                      --------
that Price shall be deemed to have resigned as President and Chief Executive Officer of ICF Kaiser International, Inc. as of April 17, 1999. Price's employment by ICF shall be deemed to have terminated as of the close of business on the Effective Date. Price shall not be deemed to have resigned from the ICF Kaiser International, Inc. Board of Directors. Following the Effective Date he shall be compensated for service as such director on the same basis as other non-employee directors.

     4.   Records and Bank Accounts. As soon as practicable after the Effective
          -------------------------
Date, ICF shall take such steps as may be necessary to (a) reflect in the corporate records of ICF, its subsidiaries, joint ventures, and affiliated companies, organizations and entities that Price has resigned as an officer of the Company and as an officer and director of ICF's subsidiaries, joint ventures, and affiliated companies, organizations and entities; and (b) remove Price as an authorized signatory on all corporate bank accounts.

     5.   Payment for Cancellation of the Employment Agreement and Release. In
          ----------------------------------------------------------------
consideration of the cancellation of the Executive Agreement and the execution by Price and Spouse of the Release attached hereto, the following payments shall be made to Price and by wire transfer or direct deposit as directed by Price, except that Price hereby requests voluntary withholding of Federal and state wage-type withholding in respect of such amount (calculated as though such amount were wages and in accordance with Price's elections): $ 677,450 within ten (10) business days after the Effective Date.

     6.   Consultation.  During the period from the Effective Date until
          ------------
September 30, 2000, Price will consult with ICF as and when requested by the Company's Chief Executive Officer or the Board of Directors, such consultations to be at times reasonably convenient to both Price and ICF. Such consultations shall include, without limitation, Price's service as Chair of the Company's Strategic Planning Committee. The activities of such Committee are outlined on Exhibit D attached hereto. Price's service as Chair of the Strategic Planning Committee shall include his active promotion of the interests of the Company as set forth in Exhibit D. Price shall be compensated monthly for services provided pursuant to this Section 6 at the rate of $200 per hour with a $10,000 per month minimum. In the event of Price's death or disability prior to September 30, 2000, and provided that he actively consults with the Company as contemplated by this Section 6 prior to such death or disability, the minimum payments contemplated by the preceding sentence shall continue to be made to Price (or Price's estate) through September 30, 2000. ICF shall reimburse Price for reasonable expenses incurred in connection with his consultation with ICF, subject to normal ICF reimbursement procedures.

     7.   Health and Insurance Benefits. Until April 30, 1999, Price and his
          -----------------------------
dependents shall receive the same health, welfare and life insurance benefits that would have been made available to them had Price continued as an employee, and Price's family health benefits shall continue thereafter until April 30, 1999. After April 30, 1999, Price may elect to continue his family health benefits provided through ICF to the extent permitted by Federal COBRA laws in effect on the Effective Date. For purposes of COBRA compliance, the date on which Price's health benefits terminate shall be April 30, 1999. Except as specifically provided in this
Section 7, all health, welfare and insurance benefits shall terminate on April 30, 1999.

     8. Options. ICF and Price acknowledge and agree that (a) Price holds and shall continue to hold the following options to purchase shares of ICF common stock granted pursuant to ICF's Stock Incentive Plan and (b) such options have the expiration dates set forth below:


                                                                        Fully
                 Total        Vested       Unvested      Vesting        Vested      Expiration
Grant Date       Options      Options      Options       Schedule       Date        Date             Price
09/03/98         150,000      75,000        75,000        1 year       08/04/99       09/03/01       $1.39
11/04/98          50,000           0        50,000        1 year       11/04/99       11/04/01       $1.24

Notwithstanding the terms of the grant of the options granted on September 3, 1998, and November 4, 1998, such options shall be fully vested as of the Effective Date. Prior to the expiration dates referred to above, the options referred to in this Section 8 shall be exercisable by Price or, in the event of his death, his estate.

     9.   Payment of Certain Expenses.
          ---------------------------

          (a) In connection with Price's move from the Washington, DC area to Boise, Idaho, the Company will reimburse Price for the following costs and expenses, provided in each case that such costs are reasonable and
             --------
   documentation is provided:

     1) the cost of moving Price's family and household goods from the Washington, DC area to Boise, Idaho;

     2) costs related to termination of leases of home and furniture in Washington, DC area; and

     3) travel expense for Price and his wife to return to Boise, Idaho from the Washington, DC area.

          (b) The expenses set forth in subsection (a) above shall, to the extent appropriate, be "grossed up." For this purpose, "grossed-up" means in case of a reimbursed expense that is taxable to Price and/or Spouse and is not deductible for Federal income tax purposes, that Price and/or Spouse will be paid an amount which, after Federal income taxes on such amount, will equal the amount of the non-deductible reimbursable expense.

     10.  Non Compete/Non Solicitation.
          -----------------------------

          (a) Except as provided in paragraph (d) below, Price agrees that for a period commending as of the Effective Date and running through September 30, 2000 (the "Non-Competition Period"), Price will not, except as otherwise provided herein, engage or participate, directly or indirectly, as principal, agent, employee, employer, consultant, stockholder, partner or in any other individual capacity whatsoever, in the conduct of, planning for, or management of, or own any stock or any other equity investment in or debt of, any business which is directly in competition with any business conducted by the Company.

          For the purpose of this Agreement, a business shall be considered to be directly in competition with the business of the Company only if such business is engaged in providing services (i) similar to (x) any service currently provided by the Company or provided by the Company during Prices' employment by the Company; (y) any services in the ordinary course during the Non-Competition Period which evolves from or results from enhancements to the services provided by the Company as of the Effective Date hereof or during the Non-Competition Period; or (z) any future service of the Company as to which the Executive materially and substantially participated in the design or enhancement, and (ii) to customers and clients of the type served by the Company during the Non-Competition Period.

          (b)  Non-Solicitation of Employees. During the Non-Competition Period,
               -----------------------------
Price will not (for his own benefit or for the benefit of any person or entity other than the Company) solicit, or assist any person or entity other the Company to solicit, any officer, director, executive or employee of the Company or its affiliates to leave his or her employment.

          (c)  Reasonableness. Price acknowledges the (i) the markets served by
               --------------
the Company are national and international and are not dependent on the geographic location of executive personnel or the businesses by which they are employed, (ii) the length of the Non-Competition Period is related to the length of the Employment Period and the Company's agreement to provide severance benefits and pay for consultation as set forth in Sections 5 and 6; and (iii) the above covenants are manifestly reasonable on their face, and the parties expressly agree that such restrictions have been designed to be reasonable and no greater than is required for the protection of the Company.

          (c)  Investments. Nothing in the Agreement shall be deemed to prohibit
               -----------
Price from owning equity or debt investments in any corporation, partnership or other entity which is competitive with the Company, provided that such
                                                    --------
investments (i) are passive investments and constitute five percent (5%) or less of the outstanding equity securities of such an entity the equity securities of which are traded on a national securities exchange of other public market, or
(ii) are approved by the Company.

     11.  Indemnification and Notice Concerning Nonrenewal of Directors and
          -----------------------------------------------------------------
Officers Insurance Coverage.
---------------------------

          (a) ICF acknowledges that its Certificate of Incorporation and By-Laws and the charters and by-laws of certain of its direct and indirect subsidiaries and pension trusts include provisions designed to provide to former officers, directors and trustees indemnification in respect of threatened and commenced actions, suits and proceedings in which an individual is a party or is threatened to be made a party by reason of the fact that he is or was an officer, director or trustee of ICF or such subsidiaries or trusts. ICF shall, and shall cause such subsidiaries and trusts to, continue to provide indemnification to Price under such provisions to the maximum extent permitted by applicable law.

          (b) So long as ICF maintains directors and officers liability insurance coverage, or liability insurance for the trustees of its pension trusts, Price shall be covered by such insurance, with respect to his tenure with ICF, on the same terms as other existing and former officers, directors and trustees. If, for any reason, ICF shall not continue to have such insurance coverage in effect on terms substantially comparable to those presently in effect, ICF shall provide Price with written notice of the cancellation or nonrenewal of such coverage not less than 20 days prior to the effectiveness of such cancellation or nonrenewal.

     12.  Employment References. Nothing in this Agreement shall prevent either
          ---------------------
party from stating the fact that Price was employed by ICF, the address of his work location, the dates of his employment, his job titles and job duties, his rate of pay, or that he resigned from his position as an officer of ICF on or about the Effective Date.

     13.  Proprietary Information and Business and Personal Property
          ----------------------------------------------------------

          (a) Price will not directly or indirectly disclose any confidential records, information, documents, data, formulae, specifications or other trade secrets owned by ICF to any person, or use any such information, except (i) as appropriate in connection with the activities contemplated by Section 6 or (ii) pursuant to court order or as a result of a valid order, subpoena or discovery request (and in the case of such disclosure Price will provide ICF with written notice of the same sufficiently in advance of the required disclosure date to allow ICF to lodge appropriate objections to such disclosure). The immediately preceding sentence shall not apply to information: (x) disclosure of which is required by law or by process lawfully issued; (y) which has been disclosed to Price or to a third party by a person not under a duty of confidentiality with respect to that information; or (z) which later enters the public domain through no fault or breach of duty by Price.

          (b) Price shall have no ownership interest in any records, files, information, documents, or the like that belong to ICF which Price has used, prepared or come into contact with during his employment by ICF, and, except as appropriate in connection with the activities contemplated by Section 6, Price shall not remove written copies thereof from the premises of ICF or any of its affiliates without ICF's written consent. Within ten business days after the Effective Date, Price shall have returned to ICF all ICF property (other than the Toshiba Tecra 510 CDT laptop computer Serial No.02744 381-3 (ICF ID No.
1874) and associated software referred to in Section 13(c)below) that Price has in his possession. Nothing in this Agreement shall limit Price's right to remove personal effects from his office within five business days after the Effective Date.

          (c) Price shall be entitled to use the ICF-owned laptop computer and associated software to support his consultation with the Company. Until the end of his consulting services with the Company, ICF will allow Price to have access to his voice mailbox on the ICF telephone system and to his ICF e-mail address.

     14.  No Disparaging Statements. Except as required by applicable law or
          -------------------------
legal process:

          (a) Each of ICF and Price covenant and agree that following the Effective Date neither of them nor their or its officers, directors, affiliates, agents and/or employees shall make disparaging statements concerning the others (for this purpose, a disparaging statement shall refer to a statement or statements that, individually or in the aggregate, have a materially detrimental effect on the business affairs of ICF or Price, as the case may be); and

          (b) Except for the press release attached as Exhibit A, neither the Company, nor any director or executive officer of the Company other than Price, James Maiwurm and Tony Coelho shall make any public statement or statement to the press concerning Price or his tenure with the Company.

     15.  Confidentiality of Agreement. Except as required by applicable law or
          ----------------------------
legal process or as necessary to fulfill the terms of this Agreement or the General Releases incorporated herein, or in connection with a party's family, business, or tax affairs (in which case disclosure shall be on a confidential basis to the extent practicable), the parties shall not disclose the terms or provisions of this Agreement or such General Releases, or the fact of their existence, to any person or entity.

     16.  No Admissions. Nothing contained in this Agreement or the General
          -------------
Releases incorporated herein shall be considered an admission by either party of any wrongdoing under any Federal, state or local statute, public policy, tort law, contract law, common law or otherwise.

     17.  No Third Party Claims. Each party represents and warrants that no
          ---------------------
other person or entity has, or to the best knowledge of such party claims, any interest in any potential claims, demands, causes of action, obligations, damages or suits released pursuant to this Agreement; that it or he is the owner of all other claims, demands, causes of action, obligations, damages or suits so released; that it or he has full and complete authority to execute this Agreement; and that it or he has not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand, cause of action, obligation or liability subject to this Agreement and the General Releases contemplated hereby.

     18.  Full Releases. Price and Spouse, on the one hand, and the Company, on
          -------------
the other hand, each agrees and acknowledges that the consideration received by it or them for this Agreement and the General Releases incorporated herein, and for the execution hereof and thereof, shall constitute full payment, satisfaction, discharge, compromise and release of and from all matters for which the other party has mutually released it or them herein and in such General Releases

     19.  Expenses. ICF shall reimburse Price for all fees and expenses of
          --------
Price's counsel incident to the negotiation of this Agreement, up to a maximum of $1,000. The amount of such reimbursement shall be considered a payment in cancellation of rights under the Executive Agreement. Except as provided in the first sentence of this Section 19, each party shall pay its own costs incident to the negotiation, preparation, performance, execution, and enforcement of this Agreement, and all fees and expenses of its or his counsel, accountants, and other consultants, advisors and representatives for all activities of such persons undertaken in connection with this Agreement.

     20.  No Third Party Beneficiaries. Except as expressly stated herein, the
          -----------------------------
parties do not intend to make any person or entity who is not a party to this Agreement a beneficiary hereof, and this Agreement should not be construed as being made for the benefit of any person or entity not expressly provided for herein.

     21.  Advice of Counsel. The parties acknowledge that they have been
          ------------------
advised by competent legal counsel in connection with the execution of this Agreement, that they have read each and every paragraph of this Agreement and that they understand their respective rights and obligations. Price and Spouse declare that they have completely read this Agreement, fully understand its terms and contents, and freely, voluntarily and without coercion enters into this Agreement.

     22.  Entire Agreement. This Agreement constitutes the entire agreement of
          -----------------
the parties with respect to the subject matter hereof, and all prior negotiations and representations are merged herein or replaced hereby.

     23.  Severability. If any provision of this Agreement is held illegal,
          -------------
invalid or unenforceable, such illegality, invalidity, or unenforceability shall not affect any other provision hereof. Any such provision and the remainder of this Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the remaining provisions hereof.

     24.  Governing Law. This Agreement shall be construed and enforced in
          --------------
accordance with the law of the Commonwealth of Virginia.

     25.  Releases and Effectiveness. This Agreement and General Releases in
          --------------------------
the forms attached hereto as Exhibits B and C, which are incorporated herein by reference, have been executed by or on behalf of Price and Spouse, on the one hand, and the Company, on the other hand, on the dates shown opposite their respective signatures below, and this Agreement and such General Releases are effective as of the Effective Date.

     26.  Disputes. In the event that any dispute arises between the parties
          --------
hereto pertaining to the subject matter of this Agreement and the parties are unable to resolve such dispute within a reasonable time through negotiations, the parties shall attempt to resolve such dispute pursuant to a mutually agreed upon alternate dispute resolution mechanism. Such resolution of the dispute shall be initiated by written notice given by one party to the other. If within 10 days after submission of such notice the parties have not agreed upon an alternate dispute resolution mechanism, the dispute shall be submitted to arbitration in Fairfax County, Virginia. In the event the parties are unable to agree on an alternate dispute resolution mechanism and the dispute is to be resolved pursuant to arbitration, each party shall appoint an arbitrator within 20 days after the original notice of the dispute, and the two arbitrators so chosen shall promptly appoint a third arbitrator. If either party fails to name an arbitrator as aforesaid, such arbitrator shall be designated by the American Arbitration Association. If any arbitrator becomes disabled, resigns or is otherwise unable to discharge the arbitrator's duties, the arbitrator's successor shall be appointed in the same manner as such arbitrator was appointed. The parties shall not be permitted to conduct discovery in connection with the arbitration, and, subject only to the availability of the arbitrators, the arbitration hearing shall be held within 30 days after appointment of the third arbitrator. Except as aforesaid, the arbitration shall be conducted under the applicable rules of the American Arbitration Association. Any determination of the arbitrators shall be binding and conclusive upon the parties hereto. Application may be made by either party to any court having jurisdiction thereof for judicial confirmation of any determination by the arbitrators and/or for an order of enforcement of any such decision.

     27.  Counterparts. This Agreement may be executed in counterparts, all of
          ------------
which shall be considered one and the same agreement, and shall become effective on the Effective Date.

     IN WITNESS WHEREOF, Keith M. Price and Georganne Price, on the one hand, and ICF Kaiser International, Inc., on the other hand, have executed this Agreement.


ICF Kaiser International, Inc.    KEITH M. PRICE           GEORGANNE PRICE

By: __________________________    ______________________   _____________________

Dated: April 27, 1999             Dated: April 27, 1999    Dated: April 27, 1999

                                                                       EXHIBIT A


                                 PRESS RELEASE

                                                                       EXHIBIT B

                                GENERAL RELEASE

     Each of KEITH M. PRICE and his wife, GEORGANNE PRICE, on behalf of themselves and their heirs, successors, agents, executors, administrators, attorneys and assigns, in consideration of the terms of the Agreement effective as of April 30, 1999 by and between ICF Kaiser International, Inc. ("ICF") and the two of us (the "Agreement") and the execution of a General Release ("Release") by ICF, with effect as of April 30, 1999, hereby release and forever discharge ICF and any and all of its present, former and future affiliated entities, subsidiaries, departments, officers, directors, employees, representatives, agents, attorneys, successors and assigns, from any and all claims and causes of action (whether known or unknown) which either or us have against them, in law or equity, relating to or arising under: Federal, Virginia, or other state or local law; any employment contract or related agreements; any employment statute or regulation; any employment discrimination law, including but not limited to Title VII of the Civil Rights Act of 1964, as amended, and the Age Discrimination in Employment Act of 1967, as amended; the Employee Retirement Income Security Act of 1974, as amended; any other Federal, state, or local civil rights, pension or labor law; contract law; tort law; and common law, including but not limited to wrongful discharge or misrepresentation or infliction of emotional distress; provided, however, that neither of us release
                                  --------  -------
ICF from any of its obligations under the Agreement and/or under the terms of an employee benefit plan, program or arrangement (other than any such plan, program or arrangement providing for the payment of severance benefits). For purposes of this Release, ICF shall be deemed to include each and every one of its affiliated entities described in the Agreement.

     Each of us further agrees not to sue or otherwise institute or cause to be instituted or in any way voluntarily participate in the prosecution of any complaints or charges against any persons or entities released herein in any Federal, state, District of Columbia or other court, administrative agency or other forum concerning any claims released herein.

     Except as required by law or as necessary to fulfill the terms of the Agreement or this Release, or as necessary in connection with personal business or tax affairs (in which case disclosure shall be on a confidential basis to the extent practicable), each of us agree not to disclose the terms or provisions of this Release, or the fact of its existence, to any person or entity.

     Each of us understands and agrees that nothing contained in this Release is to be considered an admission by ICF of any wrongdoing under any Federal, state, or local statute, public policy, tort law, contract law, or common law.

     Each of us acknowledges that we have been advised to consult with an attorney prior to executing this Release. Each of us further acknowledge that we have been given a period of at least twenty-one (21) days within which to consider and execute this Release, unless we voluntarily choose to execute this Release before the end of the said twenty-one (21) day period. Once executed, we understand that we have seven (7) days following the execution of this Release to revoke it, and that this Release is not effective or enforceable until after said seven (7) day period.

     Each of us acknowledges that each has read this Release, that we understand it, and that each is executing it freely and voluntarily. Each of us further understands that once this Release becomes effective (after the seven (7) day revocation period), it can only be altered, revoked or rescinded with the express written permission of ICF.

     Each of us further acknowledges and agrees that, in the event either of us exercise our revocation rights within the specified seven-day period, all rights and obligations under this Release and the Agreement will become null and void.

     This Release is executed in connection with, and is subject to terms of, the Agreement.

Date:  April 27, 1999
                                    ______________________
                                    Keith M. Price

                                    ______________________
                                    Georganne Price


     SUBSCRIBED AND SWORN to before me this ____ day of April 27, 1999.


                                    ______________________
                                    Notary
My commission expires:

                              ELECTION TO EXECUTE
                            PRIOR TO EXPIRATION OF
                      TWENTY-ONE DAY CONSIDERATION PERIOD

     I, Keith M. Price, understand that I have at least twenty-one (21) days within which to consider and execute the above General Release. However, after consulting counsel, I have freely and voluntarily elected to execute the General Release before the twenty-one (21) day period has expired.


Date:  April 27, 1999              __________________________
                                          Keith M. Price



     I, Georganne Price, understand that I have at least twenty-one (21) days within which to consider and execute the above General Release. However, after consulting counsel, I have freely and voluntarily elected to execute the General Release before the twenty-one (21) day period has expired.


Date: April 27, 1999               __________________________
                                          Georganne Price

                                                                       EXHIBIT C

                                GENERAL RELEASE

     ICF Kaiser International, Inc. ("ICF"), on behalf of ICF and all of its current, former or future affiliated entities, subsidiaries, departments, officers, directors, employees, representatives, agents, attorneys, successors and assigns, in consideration of the terms of the Agreement effective as of April 30, 1999 by and between Keith M. Price ("Price") and Georganne Price ("Spouse"), on the one hand, and ICF, on the other hand, (the "Agreement") and the execution of a General Release ("Release") by Price and Spouse, with effect as of April 30, 1999, hereby releases and forever discharges Price and Spouse and their heirs, successors, agents, executors, administrators, attorneys and assigns, from any and all claims and causes of action (whether known or unknown) which ICF has against them, in law or equity, relating to or arising under:
Federal, Virginia or other state or local law; any employment contract; any employment statute or regulation, contract law, tort law; and common law, including but not limited to actions for fraud and breach of contract; provided,
                                                                       --------
however, that ICF does not hereby release Price and Spouse from any of their
-------
obligations under the Agreement.

     ICF will not sue or otherwise institute or cause to be instituted or in any way voluntarily participate in the prosecution of any complaints or charges against Price or Spouse or the other persons released herein in any Federal, state, District of Columbia, or other court, administrative agency or other forum concerning any claims released herein.

     Except as required by law or as necessary to fulfill the terms of the Agreement or this Release, or as necessary in connection with ICF's business, legal or tax affairs (in which case disclosure shall be on a confidential basis to the extent practicable), ICF agrees not to disclose the terms or provisions of this Release, or the fact of its existence, to any person or entity (including employees of ICF).

     ICF understands and agrees that nothing contained in this Release is to be considered an admission by Price or Spouse of any wrongdoing under any Federal, state, or local statute, public policy, tort law, contract law, or common law.

     ICF acknowledges that this Release can be altered, revoked or rescinded only with the express written permission of Price and Spouse.

     This Release is executed in connection with, and is subject to the terms of, the Agreement.

                                    ICF KAISER INTERNATIONAL, INC.



Date:  April 27, 1999               By:________________________________
                                       Its Duly Authorized Representative


SUBSCRIBED AND SWORN to before me this ______ day of April 1999.


                                          _______________________
                                          Notary

My commission expires:

                                                                       EXHIBIT D
                         STRATEGIC PLANNING COMMITTEE
                         ----------------------------
Overview
--------

     Under the direction of Keith Price, the Strategic Planning Committee will:

     1.   Provide an evaluation of the remaining E&C lines of business.

     2. Make recommendations as to what lines of business the Company should focus on or de-emphasize, as the case may be.

     3. Recommend targeted line of business opportunities not presently being pursued, or not being pursued with sufficient vigor, that are consistent with the Company's current operational structure and financial position.

     4. Suggest potential customer-specific targeted business development opportunities in which Keith Price will play a lead role.

     5. Develop performance guidelines by which to measure the Company's performance and progress toward meeting industry standards.

Evaluation of Current Lines of Business
---------------------------------------

     The Committee will evaluate the Company's current lines of business, including an analysis of the following factors:

     1.   Recent (1997, 1998, 1/st/ Quarter 1999) profitability

     2.   Current performance

     3.   Strength of backlog and "pipeline"

     4.   Working capital requirements

     5.   Current market perception of Company - including historical strengths

     6.   Strengths/weaknesses of existing personnel

     7. Overview of domestic and international customer/market growth prospects

     8.   Recommendation for enhanced performance and growth

Prioritization of Existing Business Opportunities
-------------------------------------------------

     Based on the evaluation of the Company's existing lines of business as described above, the Committee will formulate recommendations for areas of emphasis and de-emphasis among the Company's current lines of business. The analysis will include suggestions for domestic/international business mix, government private business mix, engineering versus construction management, and areas in which the Company should strive to become a leading turnkey services provider. This evaluation should include recommended action plans for each existing line of business.

Targeted Lines of Business Development
--------------------------------------

     The Committee will identify business activities consistent with the Company's strengths and financial position that are not presently being pursued, or not being pursued with sufficient vigor. This analysis will focus on new lines of business opportunities that take advantage of the Company's current strengths with little or no investment. The Committee will identify potential domestic and international strategic alliances that could expand business opportunities with little or not cash investment.

Targeted Customer-Specific Development Opportunities
----------------------------------------------------

     Mr. Price has a wealth of contacts in the E&C business, and with the assistance of other Committee members, Mr. Price will formulate plans as to how the Company may take advantage of those contacts. This will include specific action plans for each potential targeted customer, including identification of individuals within the Company who should assist Mr. Price in follow-up activities.

Performance Guidelines
----------------------

     The Committee will recommend yardsticks by which the Company should measure its performance and progress toward achieving industry standards. For example, the Committee may formulate recommendations as to overhead/indirect expense levels, business development expenditures, target margin pricing guidelines, etc.

                                      -3-